UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2023

IronNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39125	83-4599446
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7900 Tysons One Place, Suite 400

McLean, VA 22102

(Address of principal executive offices, including zip code)

(443) 300-6761

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As previously reported, on October 12, 2023, IronNet, Inc. (the “Company”) and its subsidiary, IronNet Cybersecurity, Inc. (“IronNet Cybersecurity” and, collectively, the “Debtors”), filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (such court, the “Bankruptcy Court” and such cases, the “Chapter 11 Cases”). The Debtors and their subsidiaries continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Chapter 11 Cases are currently jointly administered under the caption In re IronNet, Inc. et al., Case No. 23-11710 (Bankr. D. Del. 2023).

Item 1.01	Entry Into Material Definitive Agreement

In connection with the commencement of the Chapter 11 Cases, the Company filed a number of motions with the Bankruptcy Court. Among these was a motion authorizing the Debtors to enter into a reinstatement agreement with Amazon Web Services, Inc. (“AWS”) in order to reinstate and reactive the cloud computing services provided by AWS (the “Reinstatement Agreement”). On October 13, 2023, the Bankruptcy Court entered an interim order approving the motion authorizing the Debtors to enter into the Reinstatement Agreement, and the Reinstatement Agreement was executed and delivered by IronNet Cybersecurity and AWS. Pursuant to the Reinstatement Agreement, IronNet Cybsercurity agreed to assume pursuant to Section 365 of the Bankruptcy Code, and agreed to be bound by, all of the terms and conditions of the Reinstatement Agreement and the customer agreement between IronNet Cybersecurity and AWS dated March 30, 2021 (the “Customer Agreement”). Upon payment to AWS of invoice arrearages and the September 2023 invoice on October 13, 2023, AWS reinstated IronNet Cybersecurity’s account and the AWS services pursuant to the Customer Agreement. Further, pursuant to the Reinstatement Agreement, IronNet Cybersecurity will be required to make weekly advance payments to AWS of fees and charges in an amount equal to at least one fourth of the previous month’s fees and charges, subject to certain minimum amounts specified in the Reinstatement Agreement. Pursuant to the Reinstatement Agreement, AWS may suspend the AWS services under the Customer Agreement if IronNet Cybersecurity fails to make the advance payments as required or if it does not pay any invoice in full within two business days of invoice issuance.

Item 8.01.	Other Events.

On October 13, 2023, the Bankruptcy Court approved a variety of “first day” motions seeking customary relief intended to enable the Debtors to continue ordinary course operations during the Chapter 11 Cases, including the motion relating to the Reinstatement Agreement as described in Item 1.01 above and a motion to establish certain procedures to protect any potential value of the Debtor’s net operating loss carryforwards and other tax attributes (the “Tax Attributes” and the “NOL Motion”).

On October 13, 2023, the Bankruptcy Court entered an order approving the NOL Motion on an interim basis (the “Interim Order”). The Interim Order establishes certain procedures (the “Procedures”) with respect to trading and transfers of Beneficial Ownership (as defined in the Interim Order) of the Company’s Common Stock (as defined in the Interim Order) in order to protect any potential value of the Company’s Tax Attributes for use in connection with the Chapter 11 Cases. As approved on an interim basis, the Procedures restrict transactions involving, and require notices of the holdings of and proposed transactions by, any person or group of persons that is or, as a result of such a transaction, would become, a Substantial Shareholder of the Common Stock issued by the Company. For purposes of the Procedures, a “Substantial Shareholder” is any person or entity that has Beneficial Ownership of at least 5,467,805.26 shares of Common Stock (representing approximately 4.5% of all issued and outstanding shares of Common Stock as of October 12, 2023). Pursuant to the Procedures, any person or entity that, at any time on or after October 12, 2023, is or becomes a Substantial Shareholder must file with the Bankruptcy Court and serve notice upon the Declaration Notice Parties (as defined in the Interim Order), a declaration of their status as a Substantial Shareholder on or before the date that is the later of (i) 20 business days after the date of the Notice of Interim Order (as defined in the Interim Order) and (ii) 10 calendar days after such person or entity becomes a Substantial Shareholder.

As set out in the Procedures, at least 20 business days prior to entering into any transfer of Beneficial Ownership of Common Stock that would result in (i) an increase or decrease in the amount of Common Stock of which a Substantial Shareholder has Beneficial Ownership or (ii) any entity or person becoming or ceasing to be a Substantial Shareholder, the parties to such transfer must file with the Bankruptcy Court and serve on the Declaration Notice Parties an advance written declaration of the intended transfer.

The Procedures further provide, among other things, that any person or entity that is or becomes a 50% Shareholder (as defined below) must file with the Bankruptcy Court and serve upon the Declaration Notice Parties, a declaration of such status on or before the later of (i) 30 calendar days after the date of the Notice of Interim Order and (ii) 10 calendar days after becoming a 50% Shareholder. For purposes of the Procedures, a “50% Shareholder” is any person or entity that currently is or becomes a “50-percent shareholder” within the meaning of section 382(g)(4)(D) of the Internal Revenue Code and applicable Treasury Regulations. Prior to filing any U.S. federal, state or local tax return, or any amendment to such a return, claiming any deduction for worthlessness of the Common Stock for a tax year ending before the Company’s emergence from Chapter 11 protection, such 50% Shareholder must file with the Bankruptcy Court and serve upon the Declaration Notice Parties, an advance written notice of the intended claim of worthlessness.

The Company will have 15 business days after receipt of written declarations in connection with transfers of, and worthlessness with respect to, Beneficial Ownership of Common Stock to file objections with the Bankruptcy Court and serve such objections upon such person or entity party to such transfer of Beneficial Ownership of Common Stock or such 50% Shareholder, as applicable.

Any transfer of, or declaration of worthlessness with respect to, the Common Stock or Beneficial Ownership of Common Stock in violation of the Procedures will be null and void ab initio and certain remedial actions may be required to restore the status quo ante. A direct or indirect holder of, or prospective holder of, Common Stock should consult the NOL Motion, the Interim Order, and the Procedures set forth therein.

The Interim Order setting forth the Procedures is furnished as Exhibit 99.1 to this current report on Form 8-K and is hereby incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Interim Order

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

Cautionary Note Regarding the Company’s Securities

The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases.

Additional Information Relating to Chapter 11 Cases

Court filings and further information about the Chapter 11 Cases can be found at a website maintained by the Company’s claims agent, Stretto, Inc., at https://cases.stretto.com/ironnet.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may be considered forward-looking statements, including statements with respect to the Company’s pursuit of bankruptcy protection. Forward-looking statements generally relate to future events and can be identified by terminology such as “may,” “should,” “could,” “might,” “plan,” “possible,” “strive,” “budget,” “expect,” “intend,” “will,” “estimate,” “believe,” “predict,” “potential,” “pursue,” “aim,” “goal,” “mission,” “anticipate” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, which could include the following: risks and uncertainties relating to the Company’s Chapter 11 Cases, including but not limited to, the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases, the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general, the length of time the Company will operate under the Chapter 11 Cases, risks associated with any third-party motions in the Chapter 11 Cases, the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity or results of operations and increased legal and other professional costs necessary to execute the Company’s reorganization; the conditions to which the Company’s cash collateral is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of the Company’s control; the consequences of the acceleration of the Company’s debt obligations and the trading price and volatility of the Company’s common stock, and the risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2023, and other documents filed by the Company from time to time with the SEC. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements other than as required by applicable law. The Company does not give any assurance that it will achieve its expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONNET, INC.

	By:	/s/ Cameron D. Pforr
Date: October 16, 2023		Cameron D. Pforr
President & Chief Financial Officer